Exhibit 99.2

THIS Warrant AND THE SECURITIES ISSUABLE UPON exercise OF THIS warrant HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THIS Warrant AND THE SECURITIES ISSUABLE UPON exercise OF THIS Warrant ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

WARRANT TO PURCHASE CLASS A ORDINARY SHARES

OF

CHINA INDEX HOLDINGS LIMITED

Dated June 11, 2019

Void after the date specified in Section 6

Warrant to purchase Up to 2,790,860 Class A ordinary shares of the Company with par value of US$0.001 each (subject to adjustment)

THIS CERTIFIES THAT, for value received, Safari Group CB Holdings Limited, or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from China Index Holdings Limited, an exempted liability company incorporated under the laws of the Cayman Islands (the “Company”), Class A ordinary shares of the Company with a par value of US$0.001 each (the “Shares”) in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the waiver of certain adjustment rights under certain convertible note (the “Note”) due 2022 issued by Fang Holdings Limited (the “Fang”), the sole shareholder of the Company, on September 24, 2015 that have been or may be triggered by the separation of the Company from Fang by way of distribution (the “Separation and Distribution”).

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.            Number and Price of Shares; Exercise Price; Exercise Period.

(a)           Number of Shares. The Holder shall have the right to purchase the number of Shares computed using the following formula, subject to adjustment in accordance with Section 5:

X	=	Y × B
A

Where:

X	=	The number of Shares to be issued to the Holder

Y	=	The principal amount or any portion thereof under the Note that the Holder has exercised its right to convert into Fang’s Class A ordinary shares

A	=	US$1,000

B	=	27.9086

(b)          Exercise Price. The exercise price per Share shall be equal to US$0.001 or the lowest price permitted under the Cayman Islands law, whichever is lower, subject to adjustment in accordance with Section 5 (the “Exercise Price”).

(c)           Exercise Period. This Warrant shall be exercisable when and only if (i) the Separation and Distribution has been completed, and (ii) the Holder has exercised its right to convert, in whole or in part, the Note into Fang’s Class A ordinary shares.

2.            Exercise of the Warrant.

(a)           Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, during the Exercise Period in accordance with Section 1, by:

(i)       the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)       the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(iii)       If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company as promptly as reasonably practicable. The Company shall register the new Warrant in the name of the Holder and deliver the new Warrant to the person or persons entitled to receive the same as promptly as reasonably practicable.

(b)          Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X1	=	X (A – B)
A

Where:

X1	=	The number of Shares to be issued to the Holder

X	=	The number of Shares purchasable under this Warrant in accordance with Section 1 or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one Share (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that where a public market exists for the Shares at the time of such exercise, the fair market value per Share shall be the average of the closing price quoted on the national securities exchange on which the Shares or the American depositary shares representing the Shares are listed, as applicable, for the ten (10) trading day period ending three (3) trading days prior to the date of determination of fair market value.

(c)          Share Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or no later than five (5) business days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for that number of shares issuable upon such exercise.

(d)          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(e)           Reservation of Shares. The Company agrees during the term the rights under this Warrant are exercisable to take all action necessary to reserve and keep available from its authorized and unissued Shares for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued Shares shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will take all such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued Shares to a number of shares as shall be sufficient for such purposes. The Company covenants that it will take such actions as may be necessary or appropriate in order that all Shares issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be fully paid and non-assessable and free from any and all security interests created by or imposed upon the Company. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the issuance of Shares to issue Shares upon the exercise of this Warrant.

(f)           Most Favorable Terms and Treatment. The Company represents and warrants to the Holder that it has not issued or offered to issue and will not issue or offer to issue within the six-month period after the date of this Warrant any warrants or other securities convertible into or exchangeable or exercisable for Share to any other holders of convertible notes of Fang with the terms or conditions which are more favorable than those terms and conditions provided to the Holder in this Warrant. In the event that the Company breaches the representation and warranty made by it in this Section 2(f), the Holder shall be entitled to the more favorable terms and conditions that the Company offers to any other holders of convertible notes of Fang, and the Company and the Holder shall take all necessary actions, including amending the terms and conditions of this Warrant, to apply such more favorable terms and conditions to the transactions contemplated by this Warrant unless otherwise waived by the Holder in writing.

(g)          Tax and Fees. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of the Shares upon any exercise of the Warrant, unless the tax is due because the Holder requests such Shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company shall pay the relevant fees for issuance of the Shares and shall pay the relevant depositary’s fees for any future conversion of the issued Shares into the ADSs.

3.            Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount, provided that the Holder shall be responsible for all the related costs and expenses for replacement of the Warrant.

4.            Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)           Restrictions on Transfers. This Warrant may not be transferred or assigned without the Company’s prior written consent unless the transferee or assignee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that this Warrant and Shares subject to this Warrant (the “Securities”) are being acquired solely for the transferee’s or assignee’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the transferee or assignee shall have confirmed such other matters related thereto as may be reasonably requested by the Company. Any attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without complying with this Section 4(a) shall be void. Any transfer of the Securities must be in compliance with all applicable federal and state securities laws.

(b)           Securities Law Legend. Each certificate, instrument or book entry representing the Securities shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(c)           Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 4.

(d)          Removal of Legend. The legend referring to federal and state securities laws identified in Section 4(b) notated on any certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities (to the extent the securities are certificated), if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration, qualification or legend.

5.            Adjustments. Subject to the expiration of this Warrant pursuant to Section 6, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)           Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 6) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b)           Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 6) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)           Subdivisions and Combinations. In the event that the outstanding Shares are subdivided by stock split or otherwise into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding Shares are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)           Notice of Adjustments. Upon any adjustment in accordance with this Section 5, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

6.            Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a)           the expiration of the Note according to terms thereof;

(b)          the repayment of the principal amount and accrued interest under the Note in full by Fang and/or the Company;

(c)           the exercise of the Warrant in whole; or

(d)           a combination of (b) and (c) above.

7.            No Rights as a Shareholder. Nothing contained herein shall entitle the Holder to any rights as a shareholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a shareholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

8.            Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a)           No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)          No Public Sale or Distribution. The Holder is acquiring the Shares subject to this Warrant for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Holder does not presently have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares subject to this Warrant. The Holder is not a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, or a person or entity engaged in a business that would require it to be so registered as a broker-dealer..

(c)          Investment Experience. The Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company. The Holder is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(d)          Solicitation. The Holder was not identified or contacted through the marketing of the transactions contemplated by this Warrant. The Holder did not contact the Company as a result of any general solicitation or directed selling efforts.

(e)           Offshore Transaction. The Holder has been advised and acknowledges that in issuing the Shares subject to this Warrant to such Holder pursuant to this Warrant, the Company is relying upon the exemption from registration provided by Regulation S under the Securities Act. The Holder is acquiring the Shares subject to this Warrant in an offshore transaction executed in reliance upon the exemption from registration provided by Regulation S under the Securities Act.

(f)           Investor Status. The Holder is either (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act or (ii) not a “U.S. person” within the meaning of Regulation S under the Securities Act.

(g)          Restrictions on Resales. The Holder acknowledges that the Shares subject to this Warrant are “restricted securities” that have not been registered under the Securities Act or any applicable state securities Law. The Holder further acknowledges that, absent an effective registration under the Securities Act, the Shares subject to this Warrant may only be offered, sold or otherwise transferred (i) to the Company, (ii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

(h)          Brokers and Finders. Neither the Holder nor any of its affiliates is a party to any agreement, arrangement or understanding with any person or entity that would give rise to any valid right, interest or claim against or upon the Company or the Holder for any brokerage commission, finder’s fee or other similar compensation, as a result of transactions contemplated under this Warrant.

(i)           Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(j)           Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

9.            Registration Rights.

(a)          The Company shall use commercially reasonable efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3, the Holder may request the Company to file a Registration Statement on Form F-3 or Form S-3 covering the Shares issued upon the exercise of this Warrant (the “Warrant Shelf Registration Statement”). Upon receipt of such a request, the Company shall use commercially reasonable efforts to cause the Warrant Shelf Registration Statement to become effective or declared effective by the United States Securities and Exchange Commission as soon as possible after such filing.

(b)          The Warrant Shelf Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Holder and its counsel at a reasonable time prior to its filing or other submission and shall not be filed or submitted in a form to which the Holder or its respective counsel reasonably objects.

(c)          The Company shall notify the Holder by facsimile or email as promptly as practicable, and in any event, within one (1) business day, after Warrant Shelf Registration Statement becomes or is declared effective.

(d)           Each of the Company and the Holder shall bear 50 per cent. of the registration expenses incurred in connection with the registration.

(e)          The Company shall enter into such customary agreements for underwritten secondary offerings and take all such actions and deliver or cause to be delivered such other documents and instruments reasonably requested by the Holder or the lead underwriter in any secondary underwritten offering in order to expedite or facilitate the disposition of the Shares issued upon the exercise of this Warrant; provided that, the fees and expenses to be incurred in connection with an underwritten offering of (i) the Shares issued upon the exercise of this Warrant and (ii) certain other securities of the Company (if any) shall be borne on a pro rata basis in proportion to the aggregate number of securities being sold by each seller participating the such underwritten offering.

(f)           The registration rights provided under this Section 9 shall be terminated without further effect if (i) an effective resolution is passed or a binding order is made for the winding-up of the Company other than to effect a scheme of reconstruction or amalgamation, or (ii) the Shares issued pursuant to the exercise of this Warrant can be sold in any three-month period without registration in reliance upon Rule 144 of the Securities Act, whichever is earlier.

10.          Miscellaneous.

(a)           Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.

(b)          Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(i)       if to the Holder, to the Holder at the Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004-2505 with facsimile number of 202-347-1818 and email address at CAAFM@carlyle.com and henry.hu@carlyle.com, as may be updated until any such Holder so furnishes to the Company updated address, facsimile number or electronic mail address; or

(ii)       if to the Company, to the attention of the Chief Executive Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Holder.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, upon receipt, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, (iv) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

(d)          Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

(e)          Arbitration. Any dispute, controversy, difference or claim arising out of or relating to this Warrant, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law, and the seat of arbitration shall be Hong Kong. The number of arbitrators shall be three, and the arbitrators shall be appointed in accordance with the HKIAC rules. The arbitration proceedings shall be conducted in English. It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

(f)           Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g)          Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h)          Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(i)            Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(signature page follows)

The Company and the Holder sign this Warrant as of the date stated on the first page.

China Index Holdings Limited

By:	/s/ Vincent Tianquan Mo

Name:	Vincent Tianquan Mo

Title:	Director

Address:

Tower A, No. 20 Guogongzhuang Middle Street Fengtai District, Beijing 100070 People’s Republic of China

AGREED AND ACKNOWLEDGED,

Safari Group CB Holdings Limited

By:	/s/ Wayne Bannon

Name:	Wayne Bannon

Title:	Director

Address:

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW

Washington, DC 20004-2505

Fax number: [REDACTED]

Email address: [REDACTED]

(Signature Page to the Warrant)

EXHIBIT A

NOTICE OF EXERCISE

TO:	China Index Holding Limited (the “Company”)

Attention:	Chief Executive Officer

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Shares. Please make a book entry and, if the shares are certificated, issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other—Name:

Address:

(4)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐	The undersigned

☐	Other—Name:

Address:

☐	Not applicable

(5)	Investment Intent. The undersigned represents and warrants that all representations and warranties of the undersigned set forth in Section 8 of the attached warrant are true and correct as of the date hereof.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:	______________________________________________________________________

COMPANY:	China Index Holdings Limited (the “Company”)

SECURITIES:	THE WARRANT ISSUED ON ________, 2019 (THE “WARRANT”) AND THE CLASS A ORDINARY SHARES (THE “SHARES”) ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:	_________________________

In connection with the purchase or acquisition of the Shares subject to the Warrant, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

(a)       No Registration. The Investor understands that the Warrant and the Shares subject to the Warrant have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

(b)       No Public Sale or Distribution. The Investor is acquiring the Shares subject to the Warrant for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares subject to the Warrant. The Investor is not a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or a person or entity engaged in a business that would require it to be so registered as a broker-dealer.

(c)       Investment Experience. The Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company. The Investor is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(d)       Solicitation. The Investor was not identified or contacted through the marketing of the transactions contemplated by the Warrant. The Investor did not contact the Company as a result of any general solicitation or directed selling efforts.

(e)       Offshore Transaction. The Investor has been advised and acknowledges that in issuing the Shares subject to the Warrant to such Investor pursuant to the Warrant, the Company is relying upon the exemption from registration provided by Regulation S under the Securities Act. The Investor is acquiring the Shares subject to the Warrant in an offshore transaction executed in reliance upon the exemption from registration provided by Regulation S under the Securities Act.

(f)       Investor Status. The Investor is either (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act or (ii) not a “U.S. person” within the meaning of Regulation S under the Securities Act.

(g)       Restrictions on Resales. The Investor acknowledges that the Shares subject to the Warrant are “restricted securities” that have not been registered under the Securities Act or any applicable state securities Law. The Investor further acknowledges that, absent an effective registration under the Securities Act, the Shares subject to the Warrant may only be offered, sold or otherwise transferred (i) to the Company, (ii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

(h)       Brokers and Finders. Neither the Investor nor any of its affiliates is a party to any agreement, arrangement or understanding with any person or entity that would give rise to any valid right, interest or claim against or upon the Company or the Investor for any brokerage commission, finder’s fee or other similar compensation, as a result of transactions contemplated under the Warrant.

(i)       Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached hereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

(j)       Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by the Warrant.

(signature page follows)

The Investor is signing this Investment Representation Statement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

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